As Filed with the Securities and Exchange Commission on August 16, 2018

Registration No. 333-226751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Goldcorp Inc.

(Exact name of registrant as specified in its charter)

Ontario	1041	Not Applicable
(Province or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 3400 – 666 Burrard St.

Vancouver, British Columbia

V6C 2X8 Canada

(604) 696-3000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)

of Agent For Service in the United States)

Copies to:

David S. Stone John J. Koenigsknecht Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000	Paul Stein Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3C2 Canada (416) 869-5300

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Canada

Province of British Columbia

(Principal Jurisdiction Regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below).

1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).
2.	☐

Pursuant to Rule 467(b) on                      (date) at                      (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on                      (date).

3.	☒

Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on Form F-10 on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to section 8(a) of the Securities Act, may determine.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Goldcorp Inc. at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000) and are also available electronically at www.sedar.com.

Short Form Base Shelf Prospectus

New Issue	August 16, 2018

GOLDCORP INC.

US$3,000,000,000

Common Shares

Debt Securities

Subscription Receipts

Units

Warrants

Goldcorp Inc. (“we”, “us”, “our” or “Goldcorp”) may offer and sell from time to time common shares (the “Common Shares”), debt securities (the “Debt Securities”), subscription receipts (the “Subscription Receipts”), units (the “Units”) and warrants (the “Warrants”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$3,000,000,000 (or the equivalent in other currencies) during the 25 month period that this short form base shelf prospectus (the “prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together or in any combination, and as separate series, in amounts, at prices and on other terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “prospectus supplement”). Goldcorp will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements to this prospectus. An investor should read this prospectus and the applicable prospectus supplement carefully before investing in any Securities.

Goldcorp is permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Goldcorp prepares its financial statements, which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and they are subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in the United States may not be described fully herein. Purchasers of Securities should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of Securities.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because Goldcorp is incorporated in Canada, most of Goldcorp’s officers and directors and some of the experts named in this prospectus are not residents of the United States, and many of Goldcorp’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. For the purposes of applicable securities laws, each prospectus supplement will be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which that prospectus supplement pertains.

No underwriter has been involved in the preparation of this prospectus nor has any underwriter performed any review of the contents of this prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Goldcorp may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to Goldcorp, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “G” and on the New York Stock Exchange (the “NYSE”) under the symbol “GG”. On August 15, 2018, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX was C$14.12 and on the NYSE was US$10.76. Unless otherwise specified in the applicable prospectus supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus and the prospectus supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an “at-the-market distribution”, as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.

All dollar amounts in this prospectus are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this prospectus and in the documents incorporated by reference herein, including the applicable prospectus supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

Goldcorp has filed an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the prospectus supplement pertaining to the distribution of such Securities.

Goldcorp’s head office is located at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 and its registered office is located at Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2.

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Mr. Charlie Sartain, a director of Goldcorp, resides outside Canada. Mr. Sartain has appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3L2, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against Mr. Sartain, even though he has appointed an agent for service of process.

Mr. Victor Vdovin P.Eng., Mr. Andrew Tripp P.E. and Mr. Hugo Miranda MBA, ChMC (RM), qualified persons described in the “Interests of Experts” section below, reside outside of Canada. Mr. Vdovin, Mr. Tripp and Mr. Miranda have each appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3L2, as their agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against Mr. Vdovin, Mr. Tripp or Mr. Miranda, even though they have each appointed an agent for service of process.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this prospectus to “we”, “us” and “our” refer to Goldcorp Inc. and its subsidiaries, and all references in this prospectus to “Goldcorp” refer to Goldcorp Inc.

We have not authorized any person to provide you with any information other than the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or the other information included in the registration statement of which this prospectus forms a part. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of this prospectus or any applicable prospectus supplement, respectively.

Information contained on our website should not be deemed to be a part of this prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

The Securities will not be distributed, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and certain documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995, or in releases made by the United States Securities and Exchange Commission (“SEC”), all as may be amended from time to time, and “forward-looking information” under the provisions of applicable Canadian securities legislation, concerning the business, operations and financial performance and condition of Goldcorp. Forward-looking statements include, but are not limited to, statements with respect to the future price of gold, silver, zinc, copper and lead, the estimation of mineral reserves and mineral resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, targeted cost reductions, capital expenditures, free cash flow, costs and timing of the development of new deposits, success of exploration activities, permitting and certification time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, health, safety and diversity initiatives, timing and possible outcome of pending litigation, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations or comparable language of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will”, “occur” or “be achieved” or the negative connotation thereof.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding our present and future business strategies and the environment in which we will operate in the future, including the price of gold, anticipated costs and ability to achieve goals. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, gold price volatility, discrepancies between actual and estimated production, mineral reserves and mineral resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), changes in national and local government legislation, taxation, controls or regulations and/or change in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in Canada, the United States, Mexico, Argentina, Chile, the Dominican Republic or other jurisdictions in which we carry on business, or may carry on business in the future, delays, suspensions or technical challenges associated with capital projects, higher prices for fuel, steel, power, labour and other consumables, currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although we believe our expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: future prices of gold, silver, zinc, copper and lead; mine development and operating risks; possible variations in ore reserves, grade or recovery rates; risks related to international operations, including economic and political instability in foreign jurisdictions in which we operate; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; environmental risks; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; risks associated with restructuring and cost-efficiency initiatives; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to the integration of acquisitions; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled “Risk Factors” in this prospectus or the documents incorporated by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements included and incorporated by reference in this prospectus are made as of the date of this prospectus or the documents incorporated by reference herein, as applicable, and, accordingly, are subject to change after such date. Except as otherwise indicated by us, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of our operating environment. We do not intend or undertake to publicly update any forward-looking statements that are included in this prospectus or the documents incorporated by reference, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED MINERAL RESOURCES

In accordance with applicable Canadian securities regulatory requirements, all of our mineral reserve and mineral resource estimates incorporated by reference in this prospectus have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws and uses terms that are not recognized by the SEC. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) — Definition Standards adopted by CIM Council on May 10, 2014 (the “CIM Definition Standards”) which were incorporated by reference in the Canadian Securities Administrators’ National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). These definitions differ from the definitions in SEC Industry Guide 7 (“SEC Industry Guide 7”) under United States securities laws. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. United States investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “inferred mineral resources” have a great amount of uncertainty as to their existence and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Under Canadian regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations if such disclosure includes the grade or quality and the quantity for each category of mineral resource and mineral reserve; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CERTAIN AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we are required to publicly file reports and other information with the SEC. Under MJDS, we are permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Reports and other information concerning Goldcorp can be inspected and copied at the public reference facilities maintained by the SEC at: 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference section of the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Certain of the Corporation’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”), and which may be accessed at www.sec.gov.

We have filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933 with respect to the Securities. This prospectus, including the documents incorporated by reference in this prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to Goldcorp and the Securities, reference is made to the registration statement and the exhibits thereto. The registration statement can be found on EDGAR at www.sec.gov.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation incorporated and existing under the laws of Ontario, Canada. All or a substantial portion of our assets are located outside of the United States and some or all of our officers and directors are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with the registration statement on Form F-10 relating to this prospectus, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All references to “$” or “US$” in this prospectus are to United States dollars and all references to “C$” are to Canadian dollars. On August 15, 2018, the Bank of Canada daily exchange rate was US$1.00 = C$1.3138 or C$1.00 = US$0.7612.

The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

	Year ended December 31,
	2017	2016
	(expressed in C$)
High	1.2128	1.2544
Low	1.3743	1.4589
Closing	1.2588	1.3427

	Three months ended June 30,
	2018	2017
	(expressed in C$)
High	1.2552	1.3015
Low	1.3310	1.3743
Closing	1.3267	1.3015

1. Calculated as an average of the daily noon rates for 2016. For 2017 and onwards, calculated as prior day daily average.

NON-GAAP FINANCIAL MEASURES

The 2017 MD&A and Interim MD&A (each as defined herein), which are incorporated by reference herein, contain references to certain financial measures that are not recognized under IFRS. Management uses non-GAAP financial measures such as all-in sustaining costs per gold ounce, EBITDA and adjusted EBITDA, total cash costs: by-product, adjusted operating cash flows, free cash flows, adjusted net earnings attributable to common shareholders and adjusted net earnings per share to provide investors with a supplemental measure to evaluate our underlying performance. Management also believes that securities analysts, investors and other interested parties frequently use non-GAAP financial measures in the evaluation of issuers. Management also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. Non-GAAP financial measures do not have standardized meanings and are unlikely to be comparable to any similar measures presented by other companies.

A reconciliation of non-GAAP financial measures related to Goldcorp can be found under the heading “Supplemental Information” in each of the 2017 MD&A and Interim MD&A.

TECHNICAL INFORMATION

If, after the date of this prospectus, we are required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to us, we will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of Goldcorp, at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000) and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

The information incorporated by reference is considered part of this prospectus, and information filed with the securities commission or similar authorities in each of the provinces and territories of Canada subsequent to this prospectus and prior to the termination of a particular offering of Securities referred to in any prospectus supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a prospectus supplement, the following documents, filed by Goldcorp with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this prospectus:

(a)	annual information form for the year ended December 31, 2017, dated March 23, 2018 (the “AIF”);

(b)

audited consolidated financial statements as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the report of the independent registered public accounting firm thereon;

(c)	management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2017 (“2017 MD&A”);

(d)	unaudited condensed interim consolidated financial statements as at and for the six month periods ended June 30, 2018 and 2017, together with the notes thereto;

(e)	management’s discussion and analysis of financial condition and results of operations for the six month period ended June 30, 2018 (the “Interim MD&A”); and

(f)	management information circular dated March 12, 2018 for our annual and special meeting of shareholders held on April 25, 2018.

Any document of the type referred to in section 11.1 of Form 44 - 101F1 of National Instrument 44-101 — Short Form Prospectus Distributions (excluding confidential material change reports), if filed by us with a securities commission or similar regulatory authority in Canada after the date of this prospectus and all prospectus supplements (only in respect of the offering of Securities to which that particular prospectus supplement relates) disclosing additional or updated information including the documents incorporated by reference herein, filed pursuant to the requirements of the applicable securities legislation in Canada and during the period that this prospectus is effective, will be deemed to be incorporated by reference in this prospectus. In addition, any report on Form 40-F, 20-F or Form 6-K (or any respective successor form) filed by the Corporation with, or furnished by the Corporation to, the SEC subsequent to the date of this prospectus shall be deemed to be incorporated by reference into the Registration Statement of which this prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly provided in such report).

Upon a new annual information form and annual consolidated financial statements being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, the previous AIF, annual consolidated financial statements and all unaudited condensed interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations and material change reports filed by us prior to the commencement of our fiscal year in which the new annual information form is filed will be deemed no longer to be incorporated by reference herein for purposes of future offers and sales of Securities under this prospectus. Upon a new management information circular for our annual meeting of shareholders being filed with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated herein for purposes of future offers and sales of Securities under this prospectus.

A prospectus supplement containing the specific terms in respect of an offering of Securities, updated disclosure of earnings coverage ratios, if applicable, and other information in relation to the Securities will be delivered to prospective purchasers of such Securities, together with this prospectus, and will be deemed to be incorporated by reference herein as of the date of such prospectus supplement, but only for purposes of the offering of the Securities covered by that prospectus supplement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

GOLDCORP INC.

We are engaged in the acquisition, exploration, development, operation and reclamation of precious metal properties in Canada, the United States, Mexico, and Central and South America. Our current sources of operating cash flows are primarily from the sale of gold, silver, copper, lead and zinc.

Our principal product is gold doré with the refined gold bullion sold primarily in the London spot market. As a result, we will not be dependent on a particular purchaser with regard to the sale of the gold doré. In addition to gold, we also produce silver, copper, lead and zinc primarily from concentrate produced at the Peñasquito Mine and Alumbrera Mine, which is sold to third party smelters and refineries.

We continue to investigate and negotiate the acquisition of additional gold mining properties or interests in such properties. There is no assurance that any such investigations or negotiations will result in the completion of an acquisition.

Recent Developments

On April 26, 2018, Goldcorp announced that Ms. Blanca Treviño retired from the Board of Directors.

During the second quarter of 2018, Goldcorp signed a collaboration agreement with Tr’ondëk Hwëch’in relating to the Coffee project, and an Impacts and Benefits Agreement with three First Nation communities with respect to the development and operation of the Borden project.

On June 20, 2018 affiliates of Goldcorp and Minera Frisco, S.A.B. de C.V. entered into a joint venture arrangement. The objective of the joint venture is to amalgamate and jointly explore exploration ground in the Mazapil Valley near Goldcorp’s Peñasquito Mine. By the end of the second quarter of 2018, drilling commenced on the first target, Santa Cruz, under the terms of the joint venture.

For a further description of our business, see the sections entitled “Corporate Structure” and “Description of the Business” in the AIF.

Directors and Officers Information

Mr. Garofalo was a director of Colossus Minerals Inc. (“Colossus”) from December 2012 to November 2013. On January 14, 2014, Colossus announced that it had filed a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada), which was intended to enable Colossus to pursue a restructuring process. Colossus’ proposal and plan of reorganization (“Plan”) was approved by creditors on February 25, 2014 and, following the approval of the Ontario Superior Court of Justice (Commercial List) in March 2014, was implemented by Colossus in April 2014. The Plan effectively converted all of Colossus’ outstanding debt, and its obligations under a precious metals stream agreement, into equity of the company.

Peñasquito Technical Report

The Peñasquito Mine, wholly-owned by Goldcorp, is an open pit mining operation located in north-central Mexico with two separate process facilities, an oxide ore facility and a plant to process sulfide ore. The scientific and technical information included in the following section has been derived, in part, from the technical report entitled “Peñasquito Polymetallic Operations, Zacatecas State, Mexico, NI 43-101 Technical Report” (the “Peñasquito Report”) dated effective June 30, 2018 prepared by Dr. Guillermo Pareja, P.Geo., Victor Vdovin, P.Eng. and Peter Lind, P.Eng., each of whom is a qualified person under NI 43-101.

Property Description, Location and Access

The Peñasquito Mine is wholly-owned by our subsidiary, Minera Peñasquito S.A. de C.V. (“Minera Peñasquito”). The Peñasquito Mine is situated in the western half of the Concepción Del Oro district in the northeast corner of Zacatecas State, Mexico, approximately 200 kilometres northeast of the city of Zacatecas. The mine site is accessed via a turnoff from Highway 54 approximately 25 kilometres south of Concepción Del Oro. There is an airport on site.

The Peñasquito Mine is comprised of 20 mining concessions (45,823 hectares), held in the name of Minera Peñasquito. Concessions were granted for durations of 50 years and a second 50-year term can be granted if the applicant has abided by all appropriate regulations and makes the application within five years prior to the expiration date. Obligations which arise from the mining concessions include performance of assessment work, payment of mining taxes and compliance with environmental laws. Duty payments for the concessions have been made as required. Minimum expenditures, pursuant to Mexican regulations, may be substituted for sales of minerals from the mine for an equivalent amount. We hold additional tenure in the greater Peñasquito Mine area (within about 200 to 300 kilometres of the Peñasquito Mine infrastructure), which is under application, is granted, or is part of joint ventures with third parties.

Mining concessions give the holder the right to mine within the concession boundary, sell the mining product, dispose of waste material generated by mining activities within the lease boundary, and have access easements. Surface rights near the Chile Colorado and Peñasco open pits are held by four ejidos, as well as certain private owners. We have signed current land use agreements with all the ejidos and the relevant private owners. Under current agreements with the ejidos, payments are made to the ejidos on an annual basis, in addition to certain upfront payments that have already been made.

A 2% net smelter return royalty is payable to Royal Gold, Inc. on production from both the Peñasco and Chile Colorado pits which constitute the Peñasquito Mine. Effective January 1, 2014, the Mexican Government passed a mining royalty that consists of a 7.5% mining royalty imposed on earnings before interest, tax, depreciation and amortization (EBITDA). There is also an additional 0.5% royalty on precious metals revenue (applicable to precious metals mining companies) effective January 1, 2014. In 2007, Wheaton Precious Metals Corp. (then Silver Wheaton Corp.) (“Wheaton Precious Metals”) acquired 25% of the silver produced by the Peñasquito Mine over the life of mine (“LOM”) for an upfront cash payment of US$485 million and a per ounce cash payment of the lesser of US$3.90 and the prevailing market price (subject to an inflationary adjustment commencing in 2011), for silver delivered under the contract.

Environmental liabilities are limited to those that would be expected to be associated with a polymetallic mine, where production occurs from open pit sources, and where disturbances include mining operations, roads, site infrastructure, heap leach, and waste and tailings disposal facilities. A closure and reclamation plan has been prepared for the mine site. We hold the appropriate permits under local, state and federal laws required for mining operations.

History

The earliest recorded work in the Peñasquito Mine consists of excavation of a shallow shaft and completion of two drill holes in the 1950s. Kennecott Canada Explorations Inc. through its Mexican subsidiary, Minera Kennecott S.A. de C.V. (“Kennecott”), acquired initial title to the Peñasquito Mine and commenced exploration in 1994. Regional geochemical and geophysical surveys were undertaken in the period 1994 to 1997. This work led to the early discovery of two large mineralized diatreme breccia bodies, the Outcrop (Peñasco) and Azul Breccias.

In 1998, Western Copper Holdings Ltd. (“Western Copper”) acquired a 100% interest in the Peñasquito Mine from Kennecott. Exploration efforts were focused on the Chile Colorado zone and the Azul Breccia pipe targets. Western Copper optioned the property to Minera Hochschild S.A. (“Hochschild”) in 2000. Hochschild completed core drilling into the Chile Colorado anomaly, but subsequently returned the property to Western Copper. From 2002 to 2009, Western Copper completed additional core and reverse circulation drill holes and undertook a scoping-level study, a pre-feasibility study, and a feasibility study in 2003, 2004, and 2005 respectively. The feasibility study was updated in 2006. Under the assumptions in the studies, the Peñasquito Mine returned positive economics. In 2003, Western Copper underwent a name change to Western Silver Corporation (“Western Silver”). Glamis acquired Western Silver in May 2006, and we subsequently acquired the combined company in November 2006.

During 2005, a drill rig was used to perform geotechnical field investigations to support the design of the heap leach facility, waste rock piles, tailings impoundment and process plant. Standard penetration tests were performed. Construction in the Peñasquito Mine commenced in 2007. In October 2009, the first lead and zinc concentrates were produced and concentrate shipment to smelters commenced with first sales recorded in November 2009.

Geological Setting, Mineralization and Deposit Types

Deposits currently mined within the Peñasquito Mine operations are considered to be examples of breccia pipe deposits developed as a result of intrusion-related hydrothermal activity.

The regional geology of the operations area is dominated by Mesozoic sedimentary rocks, which are intruded by Tertiary stocks of intermediate composition (granodiorite and quartz monzonite) and overlain by Tertiary terrestrial sediments and Quaternary alluvium. The Mesozoic sedimentary rocks comprise a >2.5 kilometres thick series of marine sediments deposited during the Jurassic and Cretaceous Periods with a 2,000 metre thick sequence of carbonaceous and calcareous turbiditic siltstones and interbedded sandstones underlain by a 1,500 metre to 2,000 metre thick limestone sequence.

Large granodiorite stocks are interpreted to underlie large portions of the mineralized areas within the Concepción Del Oro District, including the Peñasquito Mine. Slightly younger quartz–feldspar porphyries, quartz monzonite porphyries, and other feldspar-phyric intrusions occurring as dikes, sills, and stocks cut the sedimentary units. The intrusions are interpreted to have been emplaced from the late Eocene to mid-Oligocene.

The two diatreme pipes, Peñasco and Brecha Azul, are the principal hosts for gold–silver–zinc–lead mineralization at the Peñasquito Mine. The pipes flare upward, and are filled with breccia clasts in a milled matrix of similar lithological composition. The larger diatreme, Peñasco, has a diameter of 900 metres by 800 metres immediately beneath surface alluvial cover. The second, and smaller, diatreme, Brecha Azul, is about 500 metres in diameter immediately below alluvium. The diatremes are surrounded by coalesced halos of lower grade, disseminated sphalerite, galena, and sulphosalts containing silver and gold.

Chile Colorado is a mineralized stock work located southwest of Brecha Azul, in sediments of the Caracol Formation. It has a geometry of approximately 600 metres by 400 metres immediately beneath the surface alluvial cover, and it extends to at least 500 metres below surface.

Both of the breccia pipes lie within a hydrothermal alteration shell consisting of a central sericite–pyrite–quartz (phyllic) alteration assemblage, surrounding sericite–pyrite–quartz–calcite assemblage, and peripheral calcite–pyrite alteration halo.

Manto-style sulphide replacements of carbonate strata have been discovered beneath the clastic-hosted disseminated sulphide zones, and adjacent to the diatreme pipes. The mantos consist of semi-massive to massive sulphide replacements of sub-horizontal limestone beds, as well as cross-cutting chimney-style, steeply dipping, fracture and breccias zones filled with high concentrations of sulphides.

Garnet skarn-hosted polymetallic mineralization has been identified at depth between the Peñasco and Brecha Azul diatremes. The skarn has horizontal dimensions of approximately 1,000 metres by 1,200 metres and is open at depth.

Exploration

Work undertaken included reconnaissance geological inspections, regional-scale geochemical and geophysical surveys (including gravity, controlled source audio frequency magnetollurics, reconnaissance induced polarization, scaler induced polarization, airborne radiometrics, magnetics and ground magnetics), rotary air blast, reverse circulation and core drilling.

The exploration programs completed to date are appropriate to the style of the deposits and prospects within the Peñasquito Mine and support the genetic and geological interpretations.

Drilling

Drilling completed on the Peñasquito Mine area for the period of 1994 to June 2018 comprised 1,774 drill holes (853,982 metres). Drilling has focused on the exploration and delineation of three principal areas: the Chile Colorado Zone, the Brecha Azul Zone and the Peñasco Zone.

In 2017, in-fill drilling at the Peñasquito Mine included 77 holes (18,812 metres) while near-mine exploration. Drill hole spacing is generally on 50 metre sections in the main deposits with tighter spacing for infill drilling in the Peñasco pit, spreading out to 400 metre spaced sections in the condemnation zones. Drill spacing is wider again in the areas outside the conceptual pit outlines used to constrain mineral resources. Drilling covers an area approximately 11 kilometres east–west by 7 kilometres north–south with the majority of drill holes concentrated in an area 2.1 kilometres east–west by 2.8 kilometres north–south.

Drill logs record deposit-specific information, including lithologies, breccia type, fracture frequency and orientation, oxidation, sulphide mineralization type and intensity, and alteration type and intensity. From mid-2013, logs have been recorded electronically and are uploaded directly to the project database.

Drill traces were down-hole surveyed using a single shot, through the bit, survey instrument. All drill holes have been down-hole surveyed except 51 Western Silver reverse circulation drill holes and 11 of the 71 Kennecott drill holes. Use of a gyroscopic survey instrument began in 2012 when Silver State Survey Inc. (“Silver State Survey”) was contracted. In the first 800 metres of any drill hole, Silver State Survey takes a measurement at 50 metre intervals and at the end of the drill hole.

The quantity and quality of the lithological, geotechnical, collar, and down-hole survey data collected during our exploration and infill drill programs are sufficient to support mineral resource and mineral reserve estimation.

Geotechnical Drilling

Geotechnical drilling in support of infrastructure locations were completed as follows:

•

Major Drilling Co. (2004): eight core holes completed in the area of the planned Chile Colorado pit and three core holes in the planned Peñasco pit area for a total 11 core holes (4,126 metres). Core holes were oriented at an angle of 60º to the horizontal and were sited to intersect the November 2005 design basis pit wall one-third of the ultimate wall height above the base of the final pit level. Core orientation was accomplished using two independent methods: clay impression and a mechanical down-hole system referred to as Corientor™. Field point load tests were completed for each core run to estimate the unconfined compressive strength of the intact rock;

•

Estudios Especializados de Mecánica de Suelos, S.A. de C.V. (2005): geotechnical field investigations to support the design of the heap leach facility, waste rock piles, tailings impoundment and process plant. Standard penetration tests were performed;

•

Adviser Drilling, S.A. de C.V. (2010): oriented core program with seven holes (3,014.17 metres) completed to provide information on the bedding orientations within the area planned for the Chile Colorado pit and identify structures that could affect the bench stability;

•

Boart Longyear Drilling Services-Mexico and BDW (2013): seven hole program (1,856.25 metres), which focused on obtaining information on the bedding orientations in the north of the Peñasco pit. The drill holes were sited to provide geotechnical information for pit phase designs and for support of potential modification of pit wall slope angles in selected pit sectors. A total of 68 laboratory triaxial tests of intact rocks were performed and 52 direct shear tests to estimate the unconfined strength of the intact rock. The rock quality designation model was updated with the recent drill information, and a total of 1,211 holes were used. A total of 1,348 holes and 13 geomechanical cells were used to construct a model of bedding orientation in the Caracol Formation;

•

Call & Nicholas Inc (2015): performed intact strength testing on 96 samples of core, taken from the 2014 drilling campaign, from the Brecha Peñasco to determinate the intact shear strength and elastic properties;

•

Layne de México (2015): oriented core program with eight holes (3,240.6 metres), which focused on obtaining information of the bedding orientations in the north of Peñasco pit for Ph-7, Caracol Formation. These holes were sited according to SRK recommendations. SGS CIMM T&S Laboratory tested 101 samples to determine the intact shear strength and elastic properties; and

•

Layne de México (2016): oriented core program with nineteen holes (7,007.9 metres). These drill holes were sited to provide geotechnical information for pit phase designs (Ph-7, Ph-8, Ph-9), focused on design for final pit.

Metallurgical	Drilling

Metallurgical drilling was first performed in 2003–2006, with 12 holes (3,853 metres) completed. Holes averaged 310 metres in depth. An additional 29 core holes were drilled in 2006 to 2012 (15,537 metres), which were typically 550 metres long. During 2013, 18 holes (9,156 metres) were completed, averaging 510 metres in length.

During 2016, characterization of organic carbon-bearing sedimentary ores was made through reverse circulation drilling of stockpiles.

In 2018, a stockpile drilling campaign was carried out on the Stock 5 organic carbon-bearing stockpile consisting of 86 holes (3,958 metres). The aim of the program was to better characterize the stockpile feed and relative deportment of carbon, gold, silver, lead, and zinc through carbon pre-flotation and the downstream metallurgical processes as the stockpile will be a significant feed source to the sulphide plant starting in the second half of 2018.

Geological and Geotechnical Logging

Logging of reverse circulation drill cuttings and core utilized standard logging procedures. Initial logging utilized paper forms, with data hand-entered into a database from the form. Logs recorded lithologies, breccia type, fracture frequency and orientation, oxidation, sulphide mineralization type and intensity, and alteration type and intensity.

In July 2013, digital logging was implemented. Data are logged directly into acQuire using custom forms. Logs are stored on the mine server in an exploration database. Information now recorded includes lithology, alteration, minerals, structural features, oxidation description, and vein types.

Core was photographed; core photographs are retained on the mine data server. Video was recorded from drill collar to toe; these digital files are stored on hard discs.

Geotechnical logging for pit design purposes was typically completed at three metre intervals and recorded on CDs. For site location purposes, geotechnical logging included sample descriptions, sample numbers and visual classifications based on the united soil classification system. From 2010 onwards, all geotechnical logging has been stored in an acQuire database.

Collar Surveys

All drill hole collars are identified with a concrete monument, allowing all drill holes to be identified at a later date. The monument is placed directly over the collar on completion of each drill hole.

Prior to 2001, drill holes were located using chain-and-compass methods. From 2002 onwards, collar surveys have been performed by a qualified surveyor. Since preparation for mining operations commenced in 2007, all surveys have been performed using differential GPS instruments. The mine currently uses Trimble R-6 GPS instruments.

Deposit Drilling

Drilling is normally perpendicular to the strike of the mineralization. Depending on the dip of the drill hole, and the dip of the mineralization, drill intercept widths are typically greater than true widths.

Sampling, Analysis and Data Verification

Independent sample preparation and analytical laboratories used during the exploration, development and operational core drill programs on the project include ALS Chemex, and Bondar Clegg (absorbed into ALS Chemex in 2001). The umpire (check) laboratories are Acme Laboratories in Vancouver, and SGS Mexico. Laboratories are certified and independent of Goldcorp.

The run-of-mine samples are assayed in an on-site mine laboratory that is not accredited. Sample collection and handling of core was done in accordance with industry standard practices, with procedures to limit sample losses and sampling biases. Reverse circulation drill cuttings were sampled at intervals of 2 metres. The standard core sample interval is 2 metres. Some samples are limited to geological boundaries and are less than 2 metres in length.

The sampling has been undertaken over a sufficient area to determine deposit limits, and the data collected adequately reflects deposit dimensions, true widths of mineralization, and the style of the deposits. The samples are representative of the mineralization and respect the geology of the deposits. The sample preparation method typically consists of drying, pulverizing and splitting to generate a 30 gram pulp for assay. Prior to 2003, the pulverization standard was 85% passing 75 micrometres; after 2003, samples were pulverized to a minimum of 85% passing 200 mesh. Standard fire assay procedures are used for analysis of gold. Inductively-coupled plasma analyses are used for silver, lead, zinc and deleterious elements.

QA/QC measures for our programs include submission of standard reference materials and blanks, and re-assay of a proportion of the samples.

Entry of information into databases has utilized a variety of techniques and procedures to check the integrity of the data entered. Geological data from early drill programs were entered into spreadsheets in a single pass.

All drill data from 2007 to July 2013 was entered from paper logging forms into Excel files before being imported into acQuire. Since July 2013, logging and recording of other drill hole data by geologists and technicians has been entered directly into acQuire on laptop computers, with the data subsequently imported into the main database.

Assays received electronically from the laboratories are imported directly into the database. Analytical certificates received since 2010 have been stored in the database and were validated via the acQuire software. Data are verified on entry to the database by means of built-in program triggers within the mining software. Checks are performed on surveys, collar co-ordinates, lithology data, and assay data.

The quality of the analytical data is sufficiently reliable to support mineral resource and mineral reserve estimation and sample preparation, analysis, and security are generally performed in accordance with exploration best practices and industry standards.

Mineral Processing and Metallurgical Testing

Mineralogical studies have been performed to increase the knowledge of the different ore types in the mine targeted to ensure the best possible treatment for each ore category and maximize the recovery. Metallurgical testwork focused on recovery of the key elements, lead and zinc, with co-recovery of gold and silver.

Various testwork programs have investigated comminution, flotation, heavy media separation, flowsheet variability schemes, concentrate filtration, dewatering, and regrind tests, modal and liberation analyses, and bottle roll and column cyanide leach extraction tests. Programs were performed that were sufficient to establish the optimal processing routes for oxide and sulphide ores, and supported estimation of recovery factors for the various ore types. The Pyrite Leach project (“PLP”) has also investigated the metallurgical responses to treatment for additional gold and silver recovery from the zinc flotation tailings.

Over the life of mine gold and silver recovery from the oxide heap leach has stabilised. Recovery from the heap leach is currently fixed at about 59% for gold and 25.5% for silver in the LOM plan.

The mineralogical complexity of the Peñasquito Mine ore makes the development of mill processing models difficult as eight elements (gold, silver, lead, zinc, copper, iron, arsenic and antimony) are tracked through the process, and the models need to be robust enough to allow for changes in mineralogy and plant operations while giving reasonable predictions of concentrate quality and tonnage. Based on updated 2017 metallurgical recovery models the forecasted LOM average recoveries prior to the start-up of the PLP are:

•	Gold: 59.5%

•	Silver: 78.6%

•	Lead: 75.0%

•	Zinc: 79.1%

Following the completion of the PLP, the forecasted LOM average recoveries are:

•	Gold: 72.3%

•	Silver: 87.6%

•	Lead: 75%

•	Zinc: 79.1%

All stated recoveries exhibit short-term variability around the expected LOM averages due to complex mineralogy and mining stages.

The carbon pre-flotation process enables the treatment of higher carbon-containing material without disruption to the existing lead, zinc, and future pyrite flotation process. Implementation of the circuit as an add-on to the current sulphides plant was completed during the second quarter of 2018.

After an extensive investigative program on the recovery of valuable metals in zinc tailings, the Peñasquito Mine has developed the pyrite leach process. The pyrite leach process circuit will create a gold-silver rich concentrate from the final tailings to produce doré bars as final product. Testing results were used for the design of the pyrite leach process circuit and its implementation to the existing sulphides circuit is currently underway. The pyrite leach process will be an add-on to the existing sulphide processing plant consisting on: flotation of final zinc tails to produce a rich gold-silver-pyrite concentrate; concentrate re-grind; and concentrate leaching.

Mineral Reserve and Mineral Resource Estimates

The following table sets forth the mineral reserve estimation for the Peñasquito Mine effective June 30, 2017:

Process Route	Category	Tonnes (Mt)	Grade				Contained Metal
			Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)	Gold (Moz)	Silver (Moz)	Lead (Mlb)	Zinc (Mlb)
	Proven	352.66	0.59	35.4	0.35	0.75	6.70	400.97	2,697.06	5,868.13
Mill	Probable	162.37	0.41	26.4	0.24	0.51	2.13	137.86	826.95	1,842.24
	Proven + Probable	515.03	0.53	32.5	0.31	0.68	8.83	538.83	3,560.00	7,710.38
	Proven	8.52	0.38	22.6	-	-	0.10	6.19	-	-
Heap Leach	Probable	1.20	0.24	13.9	-	-	0.01	0.54	-	-
	Proven + Probable	9.72	0.36	21.5	-	-	0.11	6.73	-	-

Notes to accompany mineral reserves table:

1.	Mr. Victor Vdovin, P.Eng., a Goldcorp employee, is the qualified person for, and has reviewed and approved, this estimate.
2.	The mineral reserves are classified as proven and probable mineral reserves and are based on the CIM Definition Standards.
3.

Based on a gold price of US$1,200 per ounce, a silver price of US$18.00 per ounce, a lead price of US$0.90 per pound and a zinc price of US$1.05 per pound; and an economic function that includes variable operating costs and metallurgical recoveries.

4.

Prior to the pyrite leach circuit, the estimated recovery rate for the Peñasquito Mine (the “Mill”) averages 60.5% for gold, 78.9% for silver, 75.2% for lead and 79.3% for zinc. After the pyrite leach circuit, the estimated recovery rate for the Mill averages 72.3% for gold and 87.2% for silver, with other metal recoveries unchanged. A pyrite leach gold recovery circuit is assumed to be operational late 2018. Recovery relationships of the ore types are very complex and can vary considerably from these averages.

5.	The estimated metallurgical recovery rate for the Peñasquito Mine Heap Leach is 59.0% for gold and 25.5% for silver.
6.

The mineral reserve cut-off is based on generating positive net smelter return on a block-by-block basis applying all revenue and associated costs. The incremental cost used for milled ore is US$ 11.90 per tonne, and for leach ore is US$4.90 per tonne, and includes all mill operating, administrative and sustaining capital costs. Other factors considered are product freight to market costs, smelter costs (including penalties) and royalties.

7.	A forward sales contract for 25% of silver production exists with Wheaton Precious Metals.
8.	Tonnages are rounded to the nearest 10,000 tonnes; grades are rounded to two decimal places except for silver which is rounded to one decimal place.
9.	Rounding as required by reporting guidelines may result in apparent differences between tonnes, grade and contained metal content.
10.	Tonnage and grade measurements are in metric units. Contained gold and silver ounces are reported as troy ounces. Contained lead and zinc pounds are Imperial pound units.

Risk factors that can affect the mineral reserve estimates are: metal prices, exchange rate assumptions, mining, process, operating and capital cost assumptions; availability of water to support the process plant throughput assumptions; metallurgical recovery rates, capital project timelines, geotechnical and hydrogeological assumptions; social licence to operate and any additional modifications to the proposed changes to the taxation and royalty regime.

To support declaration of mineral reserves, an economic analysis is undertaken to confirm the economics based on mineral reserves over the mine life repays life-of-mine operating and capital costs. The mine was evaluated on an after-tax free cash flow basis.

The following table sets forth the mineral resource estimations for the Peñasquito Mine effective June 30, 2017:

Process Route	Category	Tonnes (Mt)	Grade				Contained Metal
			Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)	Gold (Moz)	Silver (Moz)	Lead (Mlb)	Zinc (Mlb)
Mill	Measured	117.47	0.29	29.1	0.26	0.57	1.10	109.97	677.80	1,469.52
	Indicated	132.93	0.25	25.0	0.20	0.47	1.09	106.85	592.71	1,388.60
	Measured + Indicated	250.40	0.27	29.9	0.23	0.52	2.18	216.82	1,270.51	2,858.13
	Inferred	23.53	0.29	18.8	0.16	0.59	0.22	14.21	85.21	306.74
Heap Leach	Measured	8.59	0.21	29.1	-	-	0.06	8.05	-	-
	Indicated	16.33	0.21	24.1	-	-	0.11	12.66	-	-
	Measured + Indicated	24.92	0.21	25.9	-	-	0.17	20.71	-	-
	Inferred	0.14	0.21	8.9	-	-	0.0	0.04	-	-

Notes to accompany mineral resource table:

1.	Dr Guillermo Pareja, P.Geo.,a Goldcorp employee, is the qualified person for, and has reviewed and approved, this estimate.
2.	Mineral resources are classified as measured, indicated and inferred mineral resources, and are based on the 2014 CIM Definition Standards.
3.	Mineral resources are exclusive of mineral reserves.
4.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
5.	Based on commodity prices of US$1,400 per ounce gold, US$20.00 per ounce silver, US$1.00 per pound lead and US$1.10 per pound of zinc.
6.	Mineral resources were assessed for reasonable prospects of eventual economic extraction by confining the mineralization within an optimized pit shell.
7.	The resource block model includes internal and contact dilution. The estimated metallurgical recovery rate for the Mill is assumed similar for both mineral resources and mineral reserves.
8.	Mineral resource cut-off determination methodology is similar to mineral reserves, except metal pricing as noted.
9.	Tonnages are rounded to the nearest 10,000 tonnes; grades are rounded to two decimal places except for silver which is rounded to one decimal place.
10.	Rounding as required by reporting guidelines may result in apparent summation differences between tonnes, grade and contained metal content.
11.	Tonnage and grade measurements are in metric units. Contained gold and silver ounces are reported as troy ounces. Contained lead and zinc pounds are Imperial pound units.

Risk factors that can affect the mineral resource estimates are: metal prices and exchange rate assumptions; assumptions which are used in the Lerchs-Grossman shell constraining mineral resources, including mining, processing and general and administrative costs; metal recoveries; geotechnical and hydrogeological assumptions; and assumptions that the operation will maintain the social licence to operate.

Mining Operations

The Peñasquito Mine is a conventional, large scale, truck-and-shovel open pit mining operation. For 2018, the operation is scheduled to mine 39.1 million tonnes of ore, with total material movement of 189 million tonnes. The open pit operations will progress at a nominal annual mining rate of 200 million tonnes per year until the end 2020, after which it continues to decline at a significant rate as the stripping ratios of ore to waste decrease.

The mineral reserve estimate for the operations is based on measured and indicated mineral resources. A four-step process is used to estimate the mineral reserves. The Peñasquito Mine contained metal block model is interpolated with a series of software scripts in which a net smelter return value is calculated for each block, based on recovery and marketing assumptions.

The Peñasquito Mine net smelter return block model then undergoes a process of “pit optimization” where Whittle mine planning software optimizes the potential future financial return for numerous intermediate pit shells, and defines the ultimate pit size and shape for each of the two deposits. The ultimate pit shell offering the best economic results is selected, based on the defined parameters while respecting geotechnical limitations.

With the ultimate pit limits defined, practical design parameters are completed within a mine design software package. This process results in a series of minable cutbacks that together form the ultimate pit design for the deposit.

A series of potential production schedules are produced that are based on the practical sequencing of each cut-back, the mining equipment available, and operational limitations such as production rates, haulage distance and mill throughput capacity. From this process, which in most cases is iterative, a practical LOM production schedule is developed that tries to maximize the metal production and minimize operating and capital costs and defines the annual mining, milling and metal production schedules.

The current mine plan is based on the 2017 mineral reserve estimate and will produce oxide and sulphide material to be processed through the existing heap leach facility and sulphide plant respectively over a 12-year mine life (2018–2029).

Dilution is accounted for in block models by ensuring the models have the appropriate change of support to produce a grade–tonnage curve that reflects the expected mining selectivity. Block models also incorporate anticipated contact dilution through the interpolation plan that utilizes both mineralization and waste samples within interpolation domains. Accordingly, no further dilution factors are needed to reflect the appropriate grade and tonnage distributions. Because the same models are used for both mineral reserves and mineral resources, dilution is incorporated in both estimates. Mineral reserves and mineral resources are reported at 100% of the block model.

An ore stockpiling strategy is practiced. The mine plan considers the value of the blocks mined on a continuous basis combined with the expected concentrates quality. From time to time ore material with a lower net smelter return value will be stockpiled to bring forward the processing of higher-value ore earlier in the LOM. In some instances, the ore is segregated into stockpiles of known composition to allow for blending known quantities of material at the stockpile as required by the mill/customer. Stockpiling at Peñasquito Mine also allows for forward planning for ore quality to ensure optimal mill performance and consistent gold production to match, within the normal bounds of expected variability within the mine plan.

Processing and Recovery Operations

The Peñasquito Mine consists of a leach facility that processes a nominal 25,000 tonnes per day of oxide ore and a sulphide plant that can processes nameplate 124,000 tonnes per day of sulphide ore. Mine construction commenced in 2007. Ore placement on the heap leach pad began in February 2008. On April 8, 2008, ore leaching was initiated, and the first gold pour occurred on May 10, 2008. In October 2009, the first lead and zinc concentrates were produced and concentrate shipment to smelters commenced with first sales recorded in November 2009.

For the milling throughput, the LOM plan assumes a nominal rate of 41 million tonnes per year until the end of 2028 and the third quarter of 2029, and the heap leach pad will be stacked with incremental oxide ore as it is mined.

Run-of-mine oxide ore is delivered to the heap leach pile from the mine by haul trucks. Lime is added to the ore prior to the addition of the ore to the pad. Ore is placed in ten metre lifts and leached with cyanide solution. Pregnant leach solution is clarified, filtered, and de-aerated, then treated with zinc dust to precipitate the precious metals. The precipitated metals are subsequently pressure filtered, and the filter cake smelted to produce doré.

Sulphide Ore

Run-of-mine sulphide ore is delivered to the crusher dump pocket from the mine by 290 tonne rear-dump–haul trucks. The crushing circuit is designed to process up to 136,000 tonnes per day of run-of-mine sulphide ore to 80% passing 150 millimetres. The crushing facility initially consisted of a gyratory crusher capable of operating at 92% utilization on a 24-hour-per-day, 365-days-per-year basis.

For 2017, a total of 37,083,413 metric tonnes of ore was processed through the sulphide plant facility, for a total of 526,972 ounces of gold, 23,148,114 ounces of silver, 424,362,000 pounds of zinc, and 141,370,000 pounds of lead produced (payable metal). Metallurgical recoveries averaged 69.17% for gold, 82.57% for silver, 81.20% for zinc, and 74.73% for lead.

Pyrite Leach

A feasibility study for the PLP was completed during the fourth quarter of 2015. An investment decision on the PLP was approved in 2016, and the PLP is expected to be commissioned in the third quarter of 2018. The PLP is expected to increase overall gold and silver recovery by treating the zinc tailings before discharge to the tailings storage facility. The PLP is expected to add production of approximately 1 million ounces of gold and 44 million ounces of silver over the current LOM. As part of the PLP, a carbon pre-flotation facility has been constructed and will be in operation in the third quarter of 2018.

Markets/Contracts

We have an operative refining agreement with Met Mex Peñoles for refining of doré produced from the Peñasquito Mine. Our bullion is sold on the spot market by our marketing experts retained in-house. The terms contained within the sales contracts are typical and consistent with standard industry practice and are similar to contracts for the supply of doré elsewhere in the world. A portion of the silver production is forward-sold to Wheaton Precious Metals (25%) as part of the streaming arrangement.

The markets for the lead and zinc concentrates from the Peñasquito Mine are worldwide with smelters located in Mexico, Canada, United States, Asia and Europe. Metals prices are quoted for lead and zinc on the London Metals Exchange and for gold and silver by the London Bullion Market Association. The metal payable terms and smelter treatment and refining charges for both lead and zinc concentrate represent typical terms for the market and qualities produced by the Peñasquito Mine.

Infrastructure, Permitting and Compliance Activities

As of August 2015, the Peñasquito Mine uses power sourced from a subsidiary of InterGen Servicios Mexico who operates a 182 megawatt gas-fired combined cycle power plant. The annual power consumption ranges from 130–145 megawatts per day, with the majority (>85%) of the consumption in the processing facility.

Process and potable water for the Peñasquito Mine is sourced from the Torres-Vergel well field located six kilometres west of the Peñasquito Mine and an additional groundwater source within the Cedros basin named the Northern Well Field.

There is sufficient suitable land available within our mineral tenure for tailings disposal, mine waste disposal, and mining-related infrastructure, such as the open pit, process plant, workshops and offices. A skilled labour force is available in the region where the Peñasquito Mine is located and in the surrounding mining areas of Mexico. Accommodation comprises a 3,421-bed camp with full dining, laundry and recreational facilities. Fuel and supplies are sourced from nearby regional centres such as Monterrey, Monclova, Saltillo and Zacatecas and imports from the United States via Laredo.

Various baseline studies, with respect to water, air, noise, wildlife, forest resources and waste and materials have been completed. Environmental permits are required by various Mexican Federal, state and municipal agencies, and are in place for project operations. The initial project environmental impact assessment was authorized on December 18, 2006. This initial document was prepared based on a production rate of 50,000 tonnes per day. Additional impact assessments for extensions or modifications to increase permitted capacity to 150,000 tonnes per day have been filed and approved since 2008. Reviews of the environmental permitting, legal, title, taxation, socio-economic, marketing and political factors and constraints for the Peñasquito Mine support the declaration of mineral reserves.

Capital and Operating Costs

Capital cost estimates are based on the latest mine construction data and budgetary figures and quotes provided by suppliers. Capital cost estimates include funding for infrastructure, mobile equipment, development and permitting, and miscellaneous costs. Infrastructure requirements were incorporated into the estimates as needed. Sustaining capital costs reflect current price trends.

The PLP project received Board approval in 2016 and commenced construction. The data below is updated to LOM from 2018-2029.

Area	Life-of-Mine ($ million)
Mine Pre-Stripping	$818.30
General Sustaining	$1,087.79
Growth	$191.75
Total	$2,097.84

Operating costs are based on the 2017 LOM budget. Labour cost estimation is based on our 2018 salary scale and fringe benefits in force. Mining consumables are based on 2018 costs and contracts and the costs for future operation consumables, such as mill reagents and grinding media are based on recent supplier quotations.

Area	Life-of-Mine ($ per tonne)
Process Plant (with Pyrite Leach)	$9.09 per tonne milled

Process Plant (without Pyrite Leach)	$7.46 per tonne milled

G&A	$1.88 per tonne milled

Mining	$1.87 per tonne of material mined

Exploration, Development and Production

In 2018, exploration at the Peñasquito Mine will continue to focus on defining near pit mineral resources and selected regional targets. The skarn geological target below the current Peñasquito open pit is on hold and remains a lower priority within the list of local and regional targets. There are currently 25 regional targets identified from Geochemical and Geophysical works, these targets are being prioritised in order to further test and develop their potential.

CONSOLIDATED CAPITALIZATION

The applicable prospectus supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of Securities pursuant to such prospectus supplement.

There have not been any material changes in our share and loan capital since June  30, 2018, the date of our most recently filed financial statements.

USE OF PROCEEDS

The net proceeds to Goldcorp from any offering of Securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering of Securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable prospectus supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other and any other factors set forth in the applicable prospectus supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See “Risk Factors”.

EARNINGS COVERAGE RATIOS

The applicable prospectus supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Goldcorp’s authorized share capital consists of an unlimited number of Common Shares of which, as at the date of this prospectus, 869,283,837 were issued and outstanding. In addition, as of the date of this prospectus, there were 5,079,324 Common Shares issuable on the exercise of stock options and 3,350,677 Common Shares issuable on the vesting of restricted share units.

Holders of Common Shares are entitled to receive notice of any meetings of our shareholders, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro-rata basis such dividends, if any, as and when declared by our Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of Goldcorp are entitled to receive on a pro-rata basis the net assets of Goldcorp after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

DESCRIPTION OF DEBT SECURITIES

In this section describing the Debt Securities, the words “Goldcorp”, “we”, “us” and “our” refer only to Goldcorp Inc. and not to any of our subsidiaries.

The offered Debt Securities will be issued under the indenture dated as of March 20, 2013 (the “indenture”) entered into between Goldcorp and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by one or more supplemental indentures. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the indenture has been filed with the SEC, as an exhibit to the registration statement of which this prospectus forms a part, and a copy of the indenture is also available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The following statements with respect to the indenture and the offered Debt Securities are brief summaries of certain provisions of the indenture and do not purport to be complete. For a more complete description, including the definition of any terms used but not defined under this section, prospective investors should refer to the indenture and the applicable supplemental indenture. Whenever we refer to particular provisions of the indenture, those provisions are qualified in their entirety by reference to the indenture and the applicable supplemental indenture.

We may from time to time issue debt securities and incur additional indebtedness otherwise than through the offering of Debt Securities pursuant to this prospectus.

This section describes the general terms that will apply to any Debt Securities that may be offered by us pursuant to this prospectus. The terms and provisions of any Debt Securities offered under a prospectus supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The particular terms and provisions of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be described in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes or other evidences of indebtedness) which may be issued thereunder. It provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies. Special Canadian and United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the indenture permits Goldcorp to increase the principal amount of any series of Debt Securities previously issued and to issue Debt Securities of such increased principal amount.

The applicable prospectus supplement will set forth the specific terms relating to the Debt Securities of the series being offered and may include, without limitation, any of the following:

•	the specific designation of the offered Debt Securities;

•	the aggregate principal amount of the offered Debt Securities;

•	the extent and manner, if any, to which payment on or in respect of the offered Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	the percentage or percentages of principal amount at which the offered Debt Securities will be issued;

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the date or dates on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue (or the method by which such date or dates will be determined) and the dates on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities;

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any mandatory or optional redemption or sinking fund or analogous provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of Goldcorp or otherwise;

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if the offered Debt Securities will be issuable in whole or in part in the form of one or more registered global securities (“registered global securities”), the identity of the depositary for such registered global securities;

•	the denominations in which registered Debt Securities (“registered securities”) will be issuable, if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof;

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each place where the principal of and any premium and interest on the offered Debt Securities will be payable and each place where the offered Debt Securities may be presented for registration of transfer or exchange;

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if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the offered Debt Securities will or may be payable;

•	any index formula or other method pursuant to which the amount of payments of principal of, and any premium and interest on, the offered Debt Securities will or may be determined;

•	the terms and conditions, if any, on which the offered Debt Securities may be convertible into or exchangeable for any other of our securities or securities of other entities;

•	if the payment of the offered Debt Securities will be guaranteed by any other person, the terms of any such guarantees;

•	if the offered Debt Securities will have the benefit of any security interest created pursuant to the terms of the indenture; and

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any other terms of the offered Debt Securities, including covenants and events of default which apply solely to the offered Debt Securities, or any covenants or events of default generally applicable to the Debt Securities, which are not to apply to the offered Debt Securities.

Unless otherwise provided in the applicable prospectus supplement, any guarantee in respect of Debt Securities would fully and unconditionally guarantee the payment of the principal of, and interest and premium, if any, on, such Debt Securities when such amounts become due and payable, whether at maturity thereof or by acceleration, notice of redemption or otherwise. We expect any guarantee provided in respect of Debt Securities would constitute a senior, unsecured obligation of the applicable guarantor. Other Debt Securities that we may issue also may be guaranteed and the terms of such guarantees (including any subordination) would be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the indenture does not afford the holders the right to tender Debt Securities to us for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change in control of Goldcorp.

Our Debt Securities may be issued under the indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.

Ranking and Other Indebtedness

Except as indicated herein or in the applicable prospectus supplement, the Debt Securities and any guarantees in respect of such Debt Securities will be unsecured obligations of Goldcorp and any applicable guarantor, respectively, and will rank equally with all of our and any applicable guarantor’s other unsecured and unsubordinated Indebtedness (as defined below under “– Certain Covenants”) from time to time outstanding. The Debt Securities will be effectively subordinated to all Indebtedness and other liabilities of our subsidiaries (other than any applicable guarantor, for so long as its guarantee remains in effect) and subordinated to all secured Indebtedness and other secured liabilities of Goldcorp, any applicable guarantor and our subsidiaries to the extent of the assets securing such Indebtedness and other liabilities.

Registered Definitive Securities

Unless otherwise indicated in the applicable prospectus supplement, the registered securities of a particular series may be issued in the form of definitive securities without coupons and in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. Debt securities may be presented for exchange and registered securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the trustee as security registrar.

Unless otherwise indicated in the applicable prospectus supplement, where registered securities are issued in definitive form, payment of the principal of and any premium and interest on such securities will be made at the office or agency of the trustee at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Goldcorp Inc. Account Manager, to the persons in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.

Registered Global Securities

The registered securities of a particular series may be issued in the form of one or more registered global securities which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of offered Debt Securities to be represented by a registered global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such registered global security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as will be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities, or by Goldcorp if such Debt Securities are offered and sold directly by Goldcorp. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

So long as the depositary for a registered global security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such registered global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a registered global security will not be entitled to have Debt Securities of the series represented by such registered global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on a registered global security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such registered global security. None of Goldcorp, the trustee or any paying agent for Debt Securities of the series represented by such registered global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such registered global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a registered global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such registered global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing instructions and customary practices, as is now the case with Debt Securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

If the depositary for a registered global security representing Debt Securities of a particular series is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and no successor depositary is appointed within 90 days after we receive notice or become aware of such condition, we will issue registered securities of such series in definitive form in exchange for such registered global security. In addition, we may at any time and in our sole discretion determine not to have the Debt Securities of a particular series represented by one or more registered global securities and, in such event, will issue registered securities of such series in definitive form in exchange for all of the registered global securities representing Debt Securities of such series.

Certain Covenants

Negative Pledge

For so long as any of our Debt Securities under the indenture are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on or over any Principal Property now owned or hereafter acquired by Goldcorp or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Goldcorp or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto the Debt Securities then outstanding under the indenture (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created), are secured (for the avoidance of doubt, but only to the extent of any Lien not otherwise permitted pursuant to the below proviso of this paragraph) equally and ratably with (or prior to) any and all such Indebtedness for so long as such Indebtedness is so secured by such Lien; provided, however, such negative pledge will not apply to or operate to prevent or restrict the following permitted Liens:

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any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

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any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Goldcorp or a Restricted Subsidiary, whether or not assumed by Goldcorp or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Goldcorp or any Restricted Subsidiary;

•	any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Goldcorp or to another Restricted Subsidiary;

•	any Lien on any Principal Property of Goldcorp to secure Indebtedness owing by it to a Restricted Subsidiary;

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any Lien on any Principal Property or other assets of Goldcorp or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

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any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Goldcorp or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal

Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Goldcorp or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of Goldcorp or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

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any Lien on any Principal Property or other assets of Goldcorp or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens; provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness;

•	any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt; and

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any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Goldcorp or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

This covenant applies to Goldcorp and its Restricted Subsidiaries, which term does not include Subsidiaries of Goldcorp located outside of Canada or the United States. As of the date of this prospectus, a substantial portion of Goldcorp’s and its Subsidiaries’ assets on a consolidated basis are located outside of Canada and the United States.

Consolidation, Amalgamation and Merger and Sale of Assets

The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

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the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof;

•	the successor person expressly assumes or assumes by operation of law all of our obligations under our Debt Securities and under the indenture;

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immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

•	certain other conditions are met.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments made by us or on our behalf under or with respect to any series of our Debt Securities issued under the indenture will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (each a “Relevant Taxing Jurisdiction”), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the Debt Securities issued under the indenture, we will pay to each holder of such Debt Securities as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

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any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Debt Security;

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any payment made by us under or with respect to such Debt Securities to a holder where such holder did not deal at arm’s length with us (within the meaning of the Income Tax Act (Canada)) at the time of the relevant payment;

•	any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax, assessment or governmental charge;

•	any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, or Additional Amounts on such Debt Securities;

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any Taxes that would not have been so imposed but for the presentation of such Debt Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder thereof would have been entitled to Additional Amounts had the Debt Securities been presented for payment on the last date during such 30 day period;

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any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of such Debt Securities had provided to us, any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate; provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor;

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any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

•	any Taxes that would not have been so imposed but for any combination of the foregoing.

In any event, no Additional Amounts will be payable under the provisions described above in respect of any Debt Securities in excess of the Additional Amounts which would be required if, at all relevant times, the holder of such Debt Securities were a resident of the United States and a qualifying person for purposes of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders of our Debt Securities will be less than the amount of

Taxes withheld or deducted, and, accordingly, the net amount received by such holders of our Debt Securities will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Taxes.

We will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the trustee reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Debt Security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, a series our Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

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as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the date of the applicable prospectus supplement, we or a successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series; or

•

on or after the date of the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a Relevant Taxing Jurisdiction, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or a successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or a successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series, and, in any such case, we determine that such obligation cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the Debt Securities).

In the event that we elect to redeem a series of our Debt Securities pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee an officer’s certificate stating that we are entitled to redeem such series of Debt Securities pursuant to their terms.

Notice of intention to redeem such series of our Debt Securities as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

We will file with the trustee, within 30 days after such reports or information are filed with the SEC, copies, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we may be required to file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Events of Default

Each of the following constitute events of default under the indenture with respect to Debt Securities of any series:

•	default in the payment of the principal of any Debt Securities of that series when it becomes due and payable;

•	default in the payment of any interest on any Debt Securities of that series when such interest becomes due and payable, and such default is continued for 30 days;

•

default in the performance, or breach, of any other covenant of Goldcorp in the indenture for the benefit of holders of the Debt Securities of that series, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

•

default by Goldcorp or any Restricted Subsidiary in the payment of indebtedness of US$150,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of Goldcorp or any Restricted Subsidiary of US$150,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization occur involving Goldcorp; and

•	any other events of default provided with respect to Debt Securities of that series.

If an acceleration in an amount less than US$150,000,000 of any of our indebtedness or that of our Restricted Subsidiary, the holders of the Debt Securities will not have the right to accelerate the maturity of their Debt Securities even though in some such cases other creditors may have that right.

The indenture provides that the trustee must give notice of a default of which it has actual knowledge to the registered holders of the Debt Securities of the relevant series within 90 days of occurrence.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Debt Securities will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for the Debt Securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default (voting as a single class) may declare the principal of and all accrued and unpaid interest on the Debt Securities immediately due and payable. The holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the indenture and affected by the event of default may in some cases rescind this accelerated payment requirement.

A holder of Debt Securities of any series may pursue any remedy under the indenture only if:

•	such holder gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under the indenture and affected by the event of default make a written request to the trustee to pursue the remedy;

•	such holder offers to the trustee an indemnity or security satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•

during that 60-day period, the holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the indenture and affected by the event of default do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a Debt Security to sue for enforcement of any overdue payment.

Holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the indenture and affected by the event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee with respect to the Debt Securities of all series affected by such event of default. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indenture requires us to deliver each year to the trustee a written statement as to our compliance with the covenants contained in the indenture.

Trustee

If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the written request of any of the holders of any Debt Securities only after such holders have offered the trustee indemnity satisfactory to it.

The indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Modification and Waiver

The indenture may be amended or supplemented, or any provision of the indenture may be waived, without the consent of any holders of Debt Securities in certain circumstances, including:

•	to provide for the assumption of our obligations under the indenture by a successor;

•	to add covenants that would benefit the holders of any Debt Securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any Debt Securities;

•	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities or to provide for bearer Debt Securities;

•

to make any change that does not adversely affect any outstanding Debt Securities of any series issued under the indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of Debt Securities in an offering circular or prospectus supplement will be deemed not to adversely affect any outstanding Debt Securities of any series issued under the indenture in any material respect, as provided in an officer’s certificate;

•	to provide any security for, any guarantees of or any additional obligors on any series of Debt Securities;

•	to provide for the appointment of a successor trustee;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to establish the form and terms of Debt Securities of any series or to authorize the issuance of additional Debt Securities of a series previously authorized; and

•	to cure any ambiguity, omission, defect or inconsistency.

The indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such amendment or supplement. Without the consent of the holder of each Debt Security issued under the indenture and affected, however, no modification to the indenture may:

•	change the stated maturity of the principal of, or any installment of interest or additional amounts on, any Debt

Security;

•

reduce the principal of any Debt Security or any premium payable on the redemption of any Debt Security or reduce the amount of any installment of interest or additional amounts payable on any Debt Security;

•	change the place of payment or make payments on any Debt Security payable in currency other than as originally stated in the Debt Security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any Debt Security;

•	reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; or

•

make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification.

The holders of a majority in principal amount of the outstanding Debt Securities of all series affected by the waiver may on behalf of the holders of all Debt Securities of such series waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such default may waive any past default under the indenture with respect to such Debt Securities, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, at our option, upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient to pay the principal (and premium, if any) and interest, if any, on the outstanding Debt Securities of such series, we will, at our election, either be discharged from any and all obligations in respect of the outstanding Debt Securities of any series (hereinafter referred to as a “defeasance”) (except with respect to the authentication, transfer, exchange or replacement of our Debt Securities or the maintenance of a place of payment and certain other obligations set forth in the indenture), or we may omit to comply with certain restrictive covenants in the indenture and such omissions will not be deemed to be an event of default under the indenture and the outstanding Debt Securities (hereinafter referred to as “covenant defeasance”. Such defeasance or covenant defeasance may only occur if, among other things:

•

in the case of a defeasance, we have delivered to the trustee an opinion of counsel in the United States to the effect that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or in the case of a covenant defeasance, we have delivered to the trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of such series shall not recognize income, gain or loss for Unites States federal income tax purposes as a result of such covenant defeasance and shall be subject to United States. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada);

•	no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to that series of Debt Securities will have occurred and be continuing on the date of such deposit;

•

we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

•	other customary conditions precedent are satisfied.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option if we meet the conditions for a covenant defeasance at the time we exercise the defeasance option.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture with respect to the offered Debt Securities by delivering to the trustee for cancellation all such outstanding Debt Securities or by depositing with the trustee or the paying agent, after such Debt Securities have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding Debt Securities and pay all other sums payable under the indenture by us.

Governing Law

The indenture, any supplemental indenture and the offered Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

Under the indenture, we have irrevocably appointed CT Corporation System, 111 – 8th Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the offered Debt Securities that may be instituted in any federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

We are incorporated under and governed by the laws of Canada. Many of our assets are located outside the United States and most of our directors and officers and some of the experts named in this prospectus are not residents of the United States. As a result, it may be difficult for you to effect service within the United States upon us and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers or experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments in United States courts, of civil liabilities predicated upon United States federal securities laws.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As at the date of this prospectus, we have no Subscription Receipts outstanding. We may issue Subscription Receipts separately or together with Common Shares, Debt Securities, Units or Warrants, as the case may be. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts will be issued under one or more subscription receipt agreements, each to be entered into between Goldcorp and an escrow agent that will be named in the relevant prospectus supplement (the “Escrow Agent”). Each Escrow Agent will be a financial institution authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent. The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with securities regulatory authorities in Canada and the U.S. after it has been entered into by Goldcorp.

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to this prospectus. The terms and provisions of any Subscription Receipts offered under a prospectus supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The particular terms and provisions of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the currency in which the Subscription Receipts will be offered;

•

conditions (the “Release Conditions”) to the exchange of Subscription Receipts into Common Shares, Debt Securities, Units or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

•

the designation, number and terms of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities, Units or Warrants;

•	the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Debt Securities, Units or Warrants;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•

the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

whether the Subscription Receipts and the Securities comprising the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•

any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Subscription Receipts;

•	any material risk factors relating to such Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to Goldcorp (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that Goldcorp may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

As of the date of this prospectus, we have no Units outstanding. We may issue Units, separately or together, with Common Shares, Debt Securities, Subscription Receipts or Warrants, or any combination thereof, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security.

This section describes the general terms that will apply to any Units that may be offered by us pursuant to this prospectus. The terms and provisions of any Units offered under a prospectus supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The particular terms and provisions of the Units, and the extent to which the general terms of the Units described in this section apply to those Units, will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of Units;

•	the price at which the Units will be offered;

•	the currency in which the Units will be offered;

•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•	any other material terms or conditions of the Units or the Securities comprising the Units.

DESCRIPTION OF WARRANTS

As at the date of this prospectus, we have no Warrants outstanding. Warrants may be offered separately or together with Common Shares, Debt Securities, Subscription Receipts or Unit or any combination thereof, as the case may be.

Unless the applicable prospectus supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The applicable prospectus supplement will include details of the warrant indentures, if any, governing the Warrants being offered.

This section describes the general terms that will apply to any Warrants that may be offered by us pursuant to this prospectus. The terms and provisions of any Warrants offered under a prospectus supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable prospectus supplement. The description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the designation, number and terms of the Securities that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Warrants;

•	any material risk factors relating to such Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. We may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

PRICE RANGE AND TRADING VOLUMES

The Common Shares are listed and posted for trading on the TSX under the symbol “G” and on the NYSE under the symbol “GG”. On August 15, 2018, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX and the NYSE was C$14.12 and US$10.76, respectively.

Trading price and volume of the Common Shares will be provided as required for each prospectus supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

We may, from time to time, during the 25-month period that this prospectus remains valid, offer for sale and issue Securities. We may issue and sell up to US$3,000,000,000, in the aggregate, of Securities.

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may offer Securities in the same offering, or we may offer Securities in separate offerings. A prospectus supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the prospectus supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, Goldcorp from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable prospectus supplement. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to us. We will obtain any requisite exemptive relief prior to conducting “at-the-market distributions”.

Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with Goldcorp to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission’s payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

Unless otherwise specified in the applicable prospectus supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no market through which the Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

RISK FACTORS

An investment in securities of Goldcorp involves risk. Before deciding whether to invest in our Securities, you should carefully consider the risk factors contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement relating to a specific offering of Securities.

Discussions of certain risks affecting Goldcorp in connection with its business are provided in our disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

Any such risk factors could materially affect the Corporation’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to Goldcorp. Additional risks and uncertainties not currently identified by Goldcorp or that Goldcorp currently believes not to be material also may materially and adversely affect Goldcorp’s business, financial condition, operations or prospects.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to the Securities, the issue and sale of the Securities will be passed upon on our behalf as to matters of Canadian law by Cassels Brock & Blackwell LLP, Toronto and Vancouver, Canada, and as to matters of United States law by Neal, Gerber & Eisenberg LLP, Chicago, Illinois.

The partners and associates of Cassels Brock & Blackwell LLP and Neal, Gerber & Eisenberg LLP, each as a group, hold beneficially, directly or indirectly, less than one percent of any class of our securities.

INTERESTS OF EXPERTS

Stephane Blais, P.Eng., Chris Osiowy, P.Geo., and Nuri Hmidi, P.Eng., have acted as qualified persons in connection with the technical report entitled “Red Lake Operations, Ontario Canada, NI 43-101 Technical Report” dated effective December 31, 2015 and have reviewed and approved the information related to the Red Lake gold mines contained in, or incorporated by reference in, this prospectus.

Christine Beausoleil, P.Geo., Denis Fleury, P.Eng., Andy Fortin, P.Eng., and Luc Joncas, P.Eng., have acted as qualified persons in connection with the technical report entitled “Éléonore Operations, Quebec, Canada, NI 43-101 Technical Report” dated effective December 31, 2015 and have reviewed and approved the information related to the Éléonore gold mine contained in, or incorporated by reference in, this prospectus.

Dr. Guillermo Pareja, P.Geo., Victor Vdovin, P.Eng. and Peter Lind, P.Eng., have acted as qualified persons in connection with the technical report entitled “Peñasquito Polymetallic Operations, Zacatecas State, Mexico, NI 43-101 Technical Report” dated effective June 30, 2018 and have reviewed and approved the information related to the Peñasquito gold-silver-lead-zinc mine contained in, or incorporated by reference in, this prospectus.

Rosmery Cardenas, P.Eng., Hugo Miranda, MBA, ChMC (RM), and Holger Krutzelmann, P.Eng., have acted as qualified persons in connection with the technical report entitled “Technical Report on the Pueblo Viejo Mine, Sanchez Ramierz Province, Dominican Republic, NI 43-101 Technical Report” dated effective March 19, 2018, and have reviewed and approved the information related to the Pueblo Viejo mine contained in, or incorporated by reference in, this prospectus.

Andrew Tripp, P.E., Dr. Sally Goodman, P.Geo., Dr. Guillermo Pareja, P.Geo., and Kevin Murray, P.Eng., have acted as qualified persons in connection with the technical report entitled “Cerro Negro Operations, Santa Cruz Province, Argentina, NI 43-101 Technical Report” dated effective December 31, 2015 and have reviewed and approved the information related to the Cerro Negro gold-silver mine contained in, or incorporated by reference in, this prospectus.

All other scientific and technical information in this prospectus has been reviewed and approved Ivan Mullany, FAusIMM, Senior Vice President, Technical Services at Goldcorp, who is a qualified person under NI 43-101.

Each of the aforementioned firms or persons held less than one percent of any class of our securities or of any of our associates or affiliates when they prepared the technical reports referred to above or following the preparation of such technical reports. None of the aforementioned firms or persons received any direct or indirect interest in any of our securities or property or of any of our associates or affiliates in connection with the preparation of such technical reports.

None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of Goldcorp or of any of our associates or affiliates, other than Stephane Blais, P.Eng., Chris Osiowy, P.Geo., Nuri Hmidi, P.Eng., Andy Fortin, P.Eng., Luc Joncas, P.Eng., Dr. Guillermo Pareja, P.Geo., Victor Vdovin, P.Eng., Peter Lind, P.Eng., Andrew Tripp, P.E., Kevin Murray, P.Eng., and Ivan Mullany, FAusIMM, each of whom are currently employed by Goldcorp or one of its subsidiaries.

The audited consolidated financial statements incorporated by reference in this prospectus, and the effectiveness of Goldcorp’s internal control over financial reporting have been audited by Deloitte LLP, Independent Registered Public Accounting Firm, as stated in their reports which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the Public Company Accounting Oversight Board (United States) and the United States securities laws and regulations administered by the SEC.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC’s Form F-10:

1.	the documents listed under “Documents Incorporated by Reference” in this prospectus;

2.	the consent of our Independent Registered Public Accounting Firm, Deloitte LLP;

3.	the consent of our Canadian counsel, Cassels Brock & Blackwell LLP;

4.	the consents of the following qualified persons:

(a)	Stephane Blais, P.Eng.,
(b)	Chris Osiowy, P.Geo.,
(c)	Nuri Hmidi, P.Eng.,
(d)	Christine Beausoleil, P.Geo.,
(e)	Denis Fleury, P.Eng.,
(f)	Andy Fortin, P.Eng.,
(g)	Luc Joncas, P.Eng.,
(h)	Dr.Guillermo Pareja, P.Geo.,
(i)	Victor Vdovin, P.Eng.,
(j)	Peter Lind, P.Eng.,
(k)	Rosmery Cardenas, P.Eng.,
(l)	Hugo Miranda, MBA, ChMC (RM),
(m)	Holger Krutzelmann, P.Eng.,
(n)	Dr. Sally Goodman, P.Geo.,
(o)	Andrew Tripp, P.E.,
(p)	Kevin Murray, P.Eng., and
(q)	Ivan Mullany, FAusIMM,

5.	powers of attorney from directors and officers of Goldcorp;

6.	the indenture relating to the Debt Securities; and

7.	statement of eligibility of the trustee on Form T-1.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding, in which the individual is involved because of that association with the Registrant or other entity and provided that the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An individual is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as set out above if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if: the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1

Annual Information Form of the Registrant dated March 23, 2018 for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.2

Audited Consolidated Annual Financial Statements of the Registrant as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the report of Independent Registered Public Accounting Firm thereon (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.3

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.4

Unaudited Condensed Interim Consolidated Financial Statements of the Registrant as at and for the three and six months ended June 30, 2018 and June 30, 2017, together with the notes thereon (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on July 25, 2018)

4.5

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the three and six months ended June 30, 2018 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, furnished to the Commission on July 25, 2018)

4.6	Management Information Circular of the Registrant dated March 12, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on March 16, 2018)
5.1	Consent of Deloitte LLP
5.2	Consent of Cassels Brock & Blackwell LLP
5.3*	Consent of Ivan Mullany
5.4*	Consent of Stephane Blais
5.5*	Consent of Christopher Osiowy
5.6*	Consent of Nuri Hmidi
5.7*	Consent of Christine Beausoleil
5.8*	Consent of Denis Fleury
5.9*	Consent of Andy Fortin
5.10*	Consent of Luc Joncas
5.11*	Consent of Dr. Guillermo Pareja
5.12*	Consent of Victor Vdovin
5.13*	Consent of Peter Lind
5.14*	Consent of Rosmery Cárdenas
5.15*	Consent of Hugo Miranda
5.16*	Consent of Holger Krutzelmann
5.17*	Consent of Andrew Tripp
5.18*	Consent of Dr. Sally Goodman
5.19*	Consent of Dr. Guillermo Pareja
5.20*	Consent of Kevin Murray
6.1*	Powers of Attorney
7.1

Indenture dated as of March 20, 2013 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, as furnished to the Commission on March 20, 2013)

Exhibit	Description

7.2

First Supplemental Indenture dated as of March 20, 2013 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, as furnished to the Commission on March 20, 2013)

7.3

Second Supplemental Indenture dated as of June 9, 2014 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, as furnished to the Commission on June 9, 2014)

7.4*	Statement of Eligibility of Trustee on Form T-1

*	Previously filed on Form F-10 with the Securities and Exchange Commission on August 9, 2018.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.  Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.  Consent to Service of Process

At the time of filing this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

EXHIBIT INDEX

Exhibit	Description

4.1

Annual Information Form of the Registrant dated March 23, 2018 for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.2

Audited Consolidated Annual Financial Statements of the Registrant as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the report of Independent Registered Public Accounting Firm thereon (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.3

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2017, as filed with the Commission on March 23, 2018)

4.4

Unaudited Condensed Interim Consolidated Financial Statements of the Registrant as at and for the three and six months ended June 30, 2018 and June 30, 2017, together with the notes thereon (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on July 25, 2018)

4.5

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the three and six months ended June 30, 2018 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, furnished to the Commission on July 25, 2018)

4.6	Management Information Circular of the Registrant dated March 12, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on March 16, 2018)
5.1	Consent of Deloitte LLP
5.2	Consent of Cassels Brock & Blackwell LLP
5.3*	Consent of Ivan Mullany
5.4*	Consent of Stephane Blais
5.5*	Consent of Christopher Osiowy
5.6*	Consent of Nuri Hmidi
5.7*	Consent of Christine Beausoleil
5.8*	Consent of Denis Fleury
5.9*	Consent of Andy Fortin
5.10*	Consent of Luc Joncas
5.11*	Consent of Dr. Guillermo Pareja
5.12*	Consent of Victor Vdovin
5.13*	Consent of Peter Lind
5.14*	Consent of Rosmery Cárdenas
5.15*	Consent of Hugo Miranda
5.16*	Consent of Holger Krutzelmann
5.17*	Consent of Andrew Tripp
5.18*	Consent of Dr. Sally Goodman
5.19*	Consent of Dr. Guillermo Pareja
5.20*	Consent of Kevin Murray
6.1*	Powers of Attorney
7.1

Indenture dated as of March 20, 2013 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, as furnished to the Commission on March 20, 2013)

7.2

First Supplemental Indenture dated as of March 20, 2013 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, as furnished to the Commission on March 20, 2013)

7.3

Second Supplemental Indenture dated as of June 9, 2014 between Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, as furnished to the Commission on June 9, 2014)

7.4*	Statement of Eligibility of Trustee on Form T-1

*	Previously filed on Form F-10 with the Securities and Exchange Commission on August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on August 16, 2018.

GOLDCORP INC.

By:	/s/ David Garofalo
David Garofalo President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Garofalo David Garofalo	President, CEO and Director (principal executive officer)	August 16, 2018

* Jason Attew	Executive Vice President, CFO and Corporate Development (principal financial and accounting officer)	August 16, 2018

* Ian W. Telfer	Director (Chairman)	August 16, 2018

* Beverley A. Briscoe	Director (Vice-Chair and Lead Director)	August 16, 2018

* Matthew Coon Come	Director	August 16, 2018

Signature	Title	Date

Margot A. Franssen	Director	August 16, 2018

* Clement A. Pelletier	Director	August 16, 2018

* P. Randy Reifel	Director	August 16, 2018

* Charles R. Sartain	Director	August 16, 2018

* Kenneth F. Williamson	Director	August 16, 2018

*By: /s/ Anna M. Tudela Anna M. Tudela Attorney-in-fact		August 16, 2018

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Goldcorp Inc. in the United States on August 16, 2018.

GOLDCORP USA, INC.

By:	/s/ Anna M. Tudela
Anna M. Tudela
Secretary